UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2019

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-33582 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Director

Effective April 10, 2019, Jeri L. Isbell resigned from the Board of Directors of Spartan Motors, Inc. (the “Company”) for personal reasons.

(e)	Compensatory Arrangements of Certain Officers

On April 15, 2019, the Board of Directors of the Company adopted the 2019 Leadership Team Compensation Plan (the “Plan”). A copy of the Plan is filed as Exhibit 10.1 to this Current Report.

Pursuant to the Plan, performance share units (PSUs) will represent 70% of our named executive officers’ long-term incentive compensation and restricted stock units (RSUs) will represent the remaining 30%. The PSUs, which reflect a target number of shares that will be issued to the award recipient at the end of a three-year award cycle, are based on the achievement of performance metrics established at the time of the grant. These metrics are three-year cumulative GAAP net income (40% weighting) and three-year relative TSR (60% weighting). PSUs are capped at 200% of target. The time-based RSUs will have a three-year ratable vesting period. Copies of the form Performance Share Unit Agreement and Restricted Stock Unit Agreement approved by the Board are filed as Exhibits 10.2 and 10.3 to this Current Report, respectively.

The Plan also provides for annual cash incentive bonuses for named executive officers; however, the Plan did not make any material changes related to these annual cash incentive bonuses from the Company’s previous Leadership Team Compensation Plan, as disclosed in the Company’s most recent proxy statement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Spartan Motors, Inc. 2019 Leadership Team Compensation Plan dated April 15, 2019.*

10.2	Form of Spartan Motors, Inc. Performance Share Unit Agreement*

10.3	Form of Spartan Motors, Inc. Restricted Stock Unit Agreement*

* Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: April 16, 2019	/s/ Frederick J. Sohm
By: Frederick J. Sohm
Its: Chief Financial Officer

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